EXHIBIT B
                         AGREEMENT OF JOINT FILING

                Ronald L. Jensen, United Group Association, Inc., and UA Plus, Inc. hereby agree that this Statement on Amended Schedule 13D as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended and may be signed in multiple counterparts, each of which shall constitute an original.

                                            /s/   Ronald L. Jensen
Date: June 8, 1998                           ------------------------
                                                  Ronald L. Jensen




Date: June 8, 1998                         United Group Association, Inc.


                                            /s/   Ronald L. Jensen
                                               -----------------------------
                                                  Ronald L. Jensen
                                                         President



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